Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                     ARRAN2005

Arran Funding Limited - Series:              05-B

ABS - Credit Card - Bank, Closing Date:      December 15, 2005

As at:                                            August 15, 2006

                     RATING (S&P/Moodys/Fitch)       POOLFACTOR         PAY       NEXT PAY                       COUPON
TRANCHE   CURRENCY    ORIGINAL       CURRENT     ORIGINAL  CURRENT   FREQUENCY      DATE                 BASIS              CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1    USD     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Quarterly   15 Sep 2006  3 Mth $ LIBOR       + 0.05%   5.37938%
Class A2    EUR     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%     Monthly    15 Sep 2006  1 Mth EURIBOR       + 0.09%   3.00600%
Class A3    GBP     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Quarterly   15 Sep 2006  3 Mth (pound) LIBOR + 0.09%   4.82406%
Class B3    GBP        A/A1/A         A/A1/A       100%      100%    Quarterly   15 Sep 2006  3 Mth (pound) LIBOR + 0.26%   4.99406%
Class C1    USD     BBB/Baa2/NR    BBB/Baa2/NR     100%      100%    Quarterly   15 Sep 2006  3 Mth $ LIBOR       + 0.40%   5.72938%
Class C3    GBP     BBB/Baa2/NR    BBB/Baa2/NR     100%      100%    Quarterly   15 Sep 2006  3 Mth (pound) LIBOR + 0.46%   5.19406%

      Scheduled start of Controlled Accumulation Period:      1 June, 2009
      Expected maturity:                                      15 December, 2010
      Legal final maturity:                                   15 December, 2012
      Structure:                                              Sr/sub Seq Pay
      Tax Election:                                           Debt
      Amort. Type:                                            Soft Bullet
      Transferors:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                               RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                                Bank of New York (The)
      Underwriter:                                            The Royal Bank of Scotland plc

Pool Performance

Month end          Gross      Expense    Gross Charge     Excess         Excess         Transferor Interest
                 Yield (%)    Rate (%)   Off Rate (%)   Spread (%)     Spread (%)        %            Min %
                                                                      Roll 1/4 Ave
Jul 31, 2006       18.33%      5.33%         6.81%         6.19%          6.51%         39.76%          6%
Jun 30, 2006       18.97%      5.85%         6.46%         6.66%          6.41%         40.08%          6%
May 31, 2006       19.69%      5.67%         7.35%         6.68%          6.47%         41.07%          6%
Apr 30, 2006       16.60%      4.98%         5.72%         5.89%          6.33%         41.51%          6%
Mar 31, 2006       20.15%      6.06%         7.25%         6.84%          6.76%         41.18%          6%
Feb 28, 2006       16.86%      5.11%         5.48%         6.27%           N/A          43.52%          6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                        (% Pool)
                -------------------------------------------------------
Month end          30-59 days   60-89 days   90-179 days   180+ days       Total
---------          ----------   ----------   -----------   ---------       -----

Jul 31, 2006          1.28%        0.96%        2.48%         3.44%        8.16%
Jun 30, 2006          1.22%        0.97%        2.45%         3.39%        8.03%
May 31, 2006          1.24%        1.01%        2.35%         3.28%        7.88%
Apr 30, 2006          1.32%        0.98%        2.30%         3.28%        7.88%
Mar 31, 2006          1.25%        0.96%        2.27%         3.17%        7.65%
Feb 28, 2006          1.27%        0.92%        2.19%         3.07%        7.46%

Payment Rate

                          Payments                            Pool balance
                    --------------------------------          ------------
Month End           Total ((pound)000)      Rate (%)           (pound)000

Jul 31, 2006            1,099,658            22.39%             4,883,405
Jun 30, 2006            1,144,949            22.93%             4,911,036
May 31, 2006            1,202,916            23.90%             4,992,642
Apr 30, 2006              977,762            19.57%             5,033,594
Mar 31, 2006            1,302,500            24.99%             4,996,352
Feb 28, 2006            1,071,000            20.31%             5,212,805

Average Actual Balance:               (pound)     1,096

Number of Accounts:                           4,456,333

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of August, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business